Exhibit 99.1

Print Page	Close Window

RSS Content

Carpenter Technology Acquires CalRAM

Strengthens Capabilities as a Solutions Provider

Advances Position in Additive Manufacturing Part Production

Expands Foundation for Thought Leadership and Advanced Technology Growth

PHILADELPHIA, Feb. 26, 2018 (GLOBE NEWSWIRE) — Carpenter Technology Corporation (NYSE:CRS) today announced it has purchased MB CalRAM LLC (“CalRAM”), a leader in powder-bed fusion additive manufacturing metal printing services.

“This strategic acquisition builds upon our existing additive manufacturing capabilities and provides direct entry into the rapidly expanding part production segment of the additive manufacturing value chain,” said Tony Thene, Carpenter’s President and CEO. “The addition of CalRAM brings industry leading technology and processes coupled with a talented team and is a strong complement to Carpenter’s deep technical experience in producing highly engineered metal powders and wire for additive manufacturing applications, including mission-critical applications such as jet-engine fuel nozzles, rocket-thrust chambers, and orthopedic implants.”

“CalRAM’s proven expertise and strong customer relationships will accelerate and enhance our capabilities and will further strengthen our ability to be the preferred provider of end-to-end next generation additive manufacturing solutions.”

“As additive manufacturing continues to evolve into more advanced components with increasing complexity, our customers are seeking partners who can not only produce parts, but also possess metallurgical expertise to help determine the best materials and processes to fit their needs in demanding applications,” said Mr. Thene. “Our unique combined capabilities will not only allow us to deliver the best solution for the customer, but also allow us to be a leader in the advancement of the evolution of the additive manufacturing industry.”

About MB CalRAM LLC

Camarillo, California-based CalRAM is a leader in powder-bed fusion additive manufacturing technologies used in the aerospace, defense, power generation, and oil and gas industries. CalRAM’s 25,000 square foot manufacturing facility mobilizes the capabilities to produce a full range of highly differentiated parts.

Imperial Capital LLC served as exclusive financial advisor to MB CalRAM LLC on the transaction.

About Carpenter Technology

Carpenter Technology Corporation is a leading producer and distributor of premium specialty alloys, including titanium alloys, nickel and cobalt based superalloys, stainless steels, alloy steels and tool steels.  Carpenter’s high-performance materials and advanced process solutions are an integral part of critical applications used within the aerospace, transportation, medical and energy markets, among other markets.  Building on its history of innovation, Carpenter’s metal powder technology capabilities support a range of next-generation products and manufacturing techniques, including additive manufacturing and 3D Printing.  Information about Carpenter can be found at www.cartech.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations and are subject to risks, uncertainties and other factors that could cause actual results to differ from those projected, anticipated or implied.  The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended June 30, 2017, the quarterly reports on Form 10-Q for the quarters ended September 30, 2017 and December 31, 2017, and the exhibits attached to those filings.  They include, but are not limited to, statements regarding CalRAM Inc., LLC. Carpenter undertakes no obligation to update or revise any forward-looking statements.

Media Inquiries:

William J. Rudolph, Jr.

+1 610-208-3892

wrudolph@cartech.com

Investor Inquiries:

The Plunkett Group

Brad Edwards

+1 212-739-6724

brad@theplunkettgroup.com

Carpenter Technology Corporation

Copyright © 2018 CRS Holdings Inc. All rights reserved.